Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Names Emmanuel Lakios President & CEO and Lawrence Waldman Chairman of the Board

CENTRAL ISLIP, N.Y. – January 25, 2021 – CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials, today announced that Emmanuel Lakios, a 30-year veteran of the industry, has been named President and CEO, and that Director Lawrence Waldman has been appointed non-executive Chairman of the Board, both replacing Leonard Rosenbaum who had been serving in all three roles.

“All of the independent Board members have made this decision based on our concerns about reduced sales and losses over the last several years, and we believe that in order to return to profitability and in the best interests of our shareholders, a change in leadership is required,” stated Waldman, adding that Martin Teitelbaum will no longer serve as General Counsel.

“We are attempting to position CVD Equipment Corporation for growth and sustainability moving forward, with a sharp focus on enhancing and expanding the services and technologies we can provide to our customers, as well as operating efficiencies,” Waldman continued. “We thank Mr. Rosenbaum and Mr. Teitelbaum for their years of service.”

Lakios joined CVD Equipment in 2017 as Vice President Sales & Marketing and has been instrumental in establishing long-range strategic planning for diversification and growth within the company. He has previously served as President & CEO at Sensor Electronic Technology Inc (SETi) in South Carolina where he established the company as an industry leader in UV LEDs, expanded the company through acquisition and establishment of a new Research & Development center. As President & CEO of Imago Scientific Instruments Corporation in Wisconsin he oversaw the sale of the company to Cameca Ametek. He held numerous leadership positions at Veeco Industries in New York from 1984 until 2003, including President of Process Equipment, growing that group’s annual sales to over $250M, and helped increase market share of the company through strategic acquisitions and organic growth.

“CVD Equipment Corporation has a base of loyal, long-term customers and an expansive portfolio of technologies and products, supported by a talented and dedicated team of 120 employees,” said Lakios. “I am eager to work with the Board of Directors, all of whom have extensive experience in corporate governance and leadership, and our senior management team to maintain our position as an industry leader and explore new opportunities for growth and expansion.”

Waldman has been a Director on the CVD Equipment Board since 2016, and has over 40 years’ experience in public accounting, general finance, and corporate governance.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronics, aerospace, biomedical, petroleum, pharmaceutical, and many other industrial markets.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

Thomas McNeill

Phone : (631) 981-7081

Fax : (631) 981-7095

Email : investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com